Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2017 RESULTS

- Announces Quarterly Cash Dividend of $0.03125 Per Share –

SANTA MONICA, CALIFORNIA, May 4, 2017 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2017.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 9. Unaudited financial highlights are as follows:

	Three-Month Period
	Ended March 31,
	2017	2016	% Change
Net revenue	$57,510	$58,113	(1)%
Cost of revenue - digital media (1)	1,752	1,839	(5)%
Operating expenses (2)	38,292	39,000	(2)%
Corporate expenses (3)	5,867	5,604	5%

Consolidated adjusted EBITDA (4)	12,570	12,611	(0)%

Free cash flow (5)	$7,265	$6,558	11%

Net income	$2,618	$2,270	15%

Net income per share, basic	$0.03	$0.03	0%
Net income per share, diluted	$0.03	$0.02	50%

Weighted average common shares outstanding, basic	90,236,476	88,897,456
Weighted average common shares outstanding, diluted	91,760,531	90,932,109

(1)

Cost of revenue consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.2 million and $0.3 million of non-cash stock-based compensation for the three-month periods ended March 31, 2017 and 2016, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

(3)	Corporate expenses include $0.8 million and $0.6 million of non-cash stock-based compensation for the three-month periods ended March 31, 2017 and 2016, respectively.
(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.

Entravision Communications

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “Our first quarter results were impacted by the absence of political advertising revenue in the first quarter compared to the prior year.  We grew our television advertising revenue, but this increase was offset by decreases in our radio and digital segments.  We also improved our free cash flow and net income over last year’s fourth quarter.  Additionally, we continued to build our digital footprint through our announced acquisition of Headway, a leading provider of mobile, programmatic, data and performance digital marketing solutions primarily in the United States, Mexico and other parts of Latin America.  Looking ahead, we remain well positioned to build on our success in further attracting Latino audiences, expanding our advertiser base and monetizing our reach to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.03125 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.8 million. The quarterly dividend will be payable on June 30, 2017 to shareholders of record as of the close of business on June 15, 2017, and the common stock will trade ex-dividend on June 13, 2017. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

FCC Auction for Broadcast Spectrum

On April 13, 2017, the Federal Communication Commission finalized the “incentive auction” for broadcast spectrum, which resulted in anticipated proceeds of approximately $264 million for the Company. The anticipated proceeds reflect the FCC’s acceptance of one or more bids placed by the Company during the auction to modify and/or relinquish spectrum usage rights for certain of the Company’s television stations. The Company does not expect that the modification and/or relinquishment of the spectrum usage rights will result in material changes in the operations or results of the Company. The proceeds of the incentive auction are expected to be received in the second half of 2017.

WJAL-TV to Relocate from Hagerstown, Maryland to Washington, D.C.

On April 20, 2017, the Company exercised its rights under an agreement pursuant to which a full-power station in Washington, D.C. will permit the Company’s television station WJAL-TV to broadcast on a portion of such station’s broadcast channel, on a jointly shared and licensed basis, and relocate its broadcast location from Hagerstown, Maryland to Washington, D.C., subject to Federal Communications Commission approval, in exchange for payment from the Company of $32.5 million.

Acquisition of Headway

On April 4, 2017, the Company completed the acquisition of the business of Headway, a provider of digital marketing solutions primarily in the United States, Mexico and other parts of Latin America. The transaction was funded from the Company’s cash on hand.

Entravision Communications

Financial Results

Three-Month Period Ended March 31, 2017 Compared to Three-Month Period Ended

March 31, 2016

(Unaudited)

	Three-Month Period
	Ended March 31,
	2017	2016	% Change
Net revenue	$57,510	$58,113	(1)%
Cost of revenue - digital media (1)	1,752	1,839	(5)%
Operating expenses (1)	38,292	39,000	(2)%
Corporate expenses (1)	5,867	5,604	5%
Depreciation and amortization	3,546	4,027	(12)%

Operating income	8,053	7,643	5%
Interest expense, net	(3,536)	(3,859)	(8)%

Income before income taxes	4,517	3,784	19%

Income tax expense	(1,899)	(1,514)	25%
Net income	$2,618	$2,270	15%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $57.5 million for the three-month period ended March 31, 2017 from $58.1 million for the three-month period ended March 31, 2016, a decrease of $0.6 million. Of the overall decrease, approximately $1.2 million was attributable to our radio segment and was primarily due to a decrease in political advertising revenue, which was not material in 2017, and decreases in local and national advertising revenue. Additionally we had a decrease of $0.6 million in the digital segment primarily attributable to a decrease in national revenue. The overall decrease was partially offset by an increase in the television segment of approximately $1.1 million. The increase was primarily due to increases in national and local advertising revenue and an increase in retransmission consent revenue, partially offset by a decrease in political advertising revenue, which was not material in 2017.

Cost of revenue was $1.8 million for each of the three-month periods ended March 31, 2017 and 2016.

Operating expenses decreased to $38.3 million for the three-month period ended March 31, 2017 from $39.0 million for the three-month period ended March 31, 2016, a decrease of $0.7 million. The decrease was primarily due to a decrease in professional services, non-cash stock based compensation, bad debt expense and a decrease in expense for ratings services, partially offset by an increase in salary expense.

Corporate expenses increased to $5.9 million for the three-month period ended March 31, 2017 from $5.6 million for the three-month period ended March 31, 2016, an increase of $0.3 million. The increase was primarily due to legal and financial due diligence costs related to a pending acquisition and non-cash stock-based compensation expense.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period
	Ended March 31,
	2017	2016	% Change
Net Revenue
Television	$37,710	$36,565	3%
Radio	15,719	16,884	(7)%
Digital	4,081	4,664	(13)%
Total	$57,510	$58,113	(1)%

Cost of Revenue - digital media (1)
Digital	$1,752	$1,839	(5)%

Operating Expenses (1)
Television	20,205	20,480	(1)%
Radio	15,721	15,829	(1)%
Digital	2,366	2,691	(12)%
Total	$38,292	$39,000	(2)%

Corporate Expenses (1)	$5,867	$5,604	5%

Consolidated adjusted EBITDA (1)	$12,570	$12,611	(0)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2017 first quarter results on May 4, 2017 at 5 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

Entravision Communications Corporation is a leading media company that reaches and engages U.S. Latinos across acculturation levels and media channels, as well as consumers in Mexico. The Company’s comprehensive portfolio incorporates integrated media and marketing solutions comprised of acclaimed television, radio, digital properties, events, and data analytics services. Entravision has 54 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravision also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. According to comScore Media Metrix®, Entravision’s digital operating group, Pulpo Media, is the #1-ranked online advertising platform in Hispanic reach, and Pulpo’s comprehensive media offerings, data, and consumer insights lead the industry. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	March 31,	December 31,
	2017	2016

ASSETS
Current assets
Cash and cash equivalents	$68,982	$61,520
Trade receivables, net of allowance for doubtful accounts	54,460	65,072
Prepaid expenses and other current assets	5,683	4,870
Total current assets	129,125	131,462
Property and equipment, net	53,917	55,368
Intangible assets subject to amortization, net	12,273	13,120
Intangible assets not subject to amortization	220,701	220,701
Goodwill	50,081	50,081
Deferred income taxes	45,278	44,677
Other assets	2,890	2,512
Total assets	$514,265	$517,921

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$3,750
Accounts payable and accrued expenses	24,862	30,810
Total current liabilities	28,612	34,560
Long-term debt, less current maturities, net of unamortized debt issuance costs	285,924	286,697
Other long-term liabilities	12,217	13,208
Total liabilities	326,753	334,465

Stockholders' equity
Class A common stock	7	7
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	903,331	904,867
Accumulated deficit	(713,405)	(718,444)
Accumulated other comprehensive income (loss)	(2,424)	(2,977)
Total stockholders' equity	187,512	183,456
Total liabilities and stockholders' equity	$514,265	$517,921

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period
	Ended March 31,
	2017	2016

Net revenue	$57,510	$58,113

Expenses:
Cost of revenue - digital media	1,752	1,839
Direct operating expenses	27,092	27,565
Selling, general and administrative expenses	11,200	11,435
Corporate expenses	5,867	5,604
Depreciation and amortization	3,546	4,027
	49,457	50,470
Operating income	8,053	7,643
Interest expense	(3,645)	(3,866)
Interest income	109	7
Income before income taxes	4,517	3,784
Income tax expense	(1,899)	(1,514)
Net income	$2,618	$2,270

Basic and diluted earnings per share:
Net income per share, basic	$0.03	$0.03
Net income per share, diluted	$0.03	$0.02

Cash dividends declared per common share	$0.03	$0.03

Weighted average common shares outstanding, basic	90,236,476	88,897,456
Weighted average common shares outstanding, diluted	91,760,531	90,932,109

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period
	Ended March 31,
	2017	2016

Cash flows from operating activities:
Net income	$2,618	$2,270
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,546	4,027
Deferred income taxes	1,473	1,264
Amortization of debt issue costs	183	191
Amortization of syndication contracts	109	89
Payments on syndication contracts	(113)	(94)
Non-cash stock-based compensation	975	946
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	10,979	5,800
(Increase) decrease in prepaid expenses and other assets	(891)	(378)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(5,963)	(3,594)
Net cash provided by operating activities	12,916	10,521
Cash flows from investing activities:
Purchases of short-term investments	-	(30,000)
Purchases of property and equipment and intangibles	(1,526)	(2,135)
Purchases of investments	(250)	-
Deposits on acquisitions	(230)	-
Net cash provided by (used in) investing activities	(2,006)	(32,135)
Cash flows from financing activities:
Proceeds from stock option exercises	311	400
Payments on long-term debt	(938)	(938)
Dividends paid	(2,821)	(2,781)
Net cash used in financing activities	(3,448)	(3,319)
Net increase (decrease) in cash and cash equivalents	7,462	(24,933)
Cash and cash equivalents:
Beginning	61,520	47,924
Ending	$68,982	$22,991

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2017	2016
Consolidated adjusted EBITDA (1)	$12,570	$12,611
Interest expense	(3,645)	(3,866)
Interest income	109	7
Income tax expense	(1,899)	(1,514)
Amortization of syndication contracts	(109)	(89)
Payments on syndication contracts	113	94
Non-cash stock-based compensation included in direct operating expenses	(223)	(321)
Non-cash stock-based compensation included in corporate expenses	(752)	(625)
Depreciation and amortization	(3,546)	(4,027)
Net income	2,618	2,270
Depreciation and amortization	3,546	4,027
Deferred income taxes	1,473	1,264
Amortization of debt issue costs	183	191
Amortization of syndication contracts	109	89
Payments on syndication contracts	(113)	(94)
Non-cash stock-based compensation	975	946
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	10,979	5,800
(Increase) decrease in prepaid expenses and other assets	(891)	(378)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(5,963)	(3,594)
Cash flows from operating activities	$12,916	$10,521

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2017	2016
Consolidated adjusted EBITDA (1)	$12,570	$12,611
Net interest expense (1)	(3,353)	(3,668)
Cash paid for income taxes	(426)	(250)
Capital expenditures (2)	(1,526)	(2,135)
Free cash flow (1)	7,265	6,558

Capital expenditures (2)	1,526	2,135
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	10,979	5,800
(Increase) decrease in prepaid expenses and other assets	(891)	(378)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(5,963)	(3,594)
Cash Flows From Operating Activities	$12,916	$10,521

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.